EXHIBIT 10.41

SECOND AMENDMENT TO LICENSE AGREEMENT

THIS SECOND AMENDMENT TO LICENSE AGREEMENT (hereinafter referred to as “Second Amendment”) is made and entered into this 28th day of February, 2005, by and between GEORGIA TECH RESEARCH CORPORATION, a non-profit corporation organized and existing under the laws of the State of Georgia and with offices at Georgia Institute of Technology, 505 Tenth Street, Atlanta, Georgia 30332-0415 (hereinafter referred to as “GTRC”) and SaluMedica, LLC, a Georgia corporation with offices at 112 Krog Street, Suite 4, Atlanta, Georgia 30307 (hereinafter referred to as “SM”), formerly known as Restore Therapeutics, Inc.

W I T N E S S E T H

WHEREAS GTRC and SM entered into a License Agreement, dated the 5th day of March, 1998, for an invention entitled “Poly (Vinyl Alcohol) Cryogel” and the methods employed in the production thereof (hereinafter referred to as the “Invention”), which is the subject of GTRC Invention Disclosure No. 1837, (hereinafter referred to as “License Agreement”) and incorporated herein by reference, and

WHEREAS, GTRC and SM entered into the FIRST AMENDMENT TO LICENSE AGREEMENT on the 18th day of November, 1998, and

WHEREAS, GTRC AND SM have agreed to amend the terms of said License Agreement in order to give SM the ability to sublicense rights for specific uses of said License Agreement to related entities for purposes of liability limitation and raising capital; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and the sum of one dollar ($1.00) paid to GTRC by SM, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, GTRC and SM do hereby mutually agree to amend the License Agreement as follows:

1. Subsection 4.1 of the License Agreement and Section 6. of the First Amendment to License Agreement is hereby amended by deleting in its entirety and inserting a new subsection 4.1 in lieu thereof as follows:

“4.1 Subject to this Paragraph, SM may grant sublicenses, provided that each sublicense contains a provision that any subsequent sublicenses and the rights thereby are personal to the subsublicensee thereunder and such subsublicense cannot be further assigned or sublicensed.”

Except as amended by the First and Second Amendment, all of the terms and conditions of the License agreement, as originally drafted, shall remain in full force and effect. The terms of the License Agreement shall be subject to the terms of that certain Agreement which Allows an Industrial Sponsor to Purchase Patent Rights Resulting from the Project on or about the date hereof between GTRC, GIT and SM (hereinafter referred to as “Sponsor Agreement”) and in the event of a conflict between the terms of the License Agreement and the terms of the Sponsor Agreement, the Sponsor Agreement shall control.

IN WITNESS WHEREOF, SM and GTRC have caused this Second Amendment of License Agreement to be executed by their duly authorized officers on the day and year first above written.

SALUMEDICA, LLC		GEORGIA TECH RESEARCH CORPORATION

By:	/s/ David N. Ku	By:	/s/

Typed Name:	David N. Ku	Typed Name:

Title	President & CEO	Title:

Date:	3/7/05	Date:	3/1/05

		By:	/s/ G. Duane Hutchison

		Typed Name:	G. Duane Hutchison

Title:

		Date:	3/1/05